                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ] Preliminary Proxy Statement            [   ] Confidential, For Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Under Rule 14a-12


                           K-Tron International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5) Total fee paid:

--------------------------------------------------------------------------------
[   ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[   ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

--------------------------------------------------------------------------------
(1) Amount previously paid:

--------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
(3) Filing Party:

--------------------------------------------------------------------------------
(4) Date Filed:

--------------------------------------------------------------------------------

                           K-TRON INTERNATIONAL, INC.

                                Routes 55 and 553

                                  P.O. Box 888

                          Pitman, New Jersey 08071-0888

                           --------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 16, 2003

                           --------------------------

To Our Shareholders:

        Notice is hereby given that the Annual Meeting of Shareholders of K-Tron International, Inc. (the "Company") will be held on May 16, 2003 at 10:00 a.m., local time, at the Company's corporate headquarters at Routes 55 and 553, Pitman, New Jersey for the following purposes:

        (1) To elect one director to Class II of the Board of Directors to serve for a four-year term and until the election and qualification of his successor; and

        (2) To transact such other business as may properly come before the meeting.

        Only shareholders of record at the close of business on March 19, 2003 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. The transfer books will not be closed.

                                            By Order of the Board of Directors,


                                            Mary E. Vaccara
                                            Secretary
April 4, 2003


            YOUR PROXY VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                     [LOGO]

                              --------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 16, 2003

                               -------------------


        This Proxy Statement is being furnished to the shareholders of K-Tron International, Inc. (the "Company") in connection with the Annual Meeting of Shareholders of the Company to be held on May 16, 2003 and any postponements or adjournments thereof (the "Annual Meeting"). This Proxy Statement and the enclosed Proxy Card are being mailed to shareholders on or about April 4, 2003.

        Execution and return of the enclosed Proxy Card are being solicited by and on behalf of the Board of Directors of the Company (the "Board") for the purposes set forth in the foregoing notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company, both in person and by mail, telephone, telefax and other methods of communication.

        The Annual Report to Shareholders for the fiscal year ended December 28, 2002, including consolidated financial statements and other information with respect to the Company and its subsidiaries, is being mailed to shareholders with this Proxy Statement. Such Annual Report is not part of this Proxy Statement.

                              VOTING AT THE MEETING

        Only shareholders of record at the close of business on March 19, 2003 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. As of that date, the Company had outstanding 2,432,666 shares of Common Stock. The holders of a majority of such shares, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. A quorum is necessary before business may be transacted at the Annual Meeting except that, even if a quorum is not present, the shareholders present in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum is present. Each shareholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such shareholder's name.

        The shares of Common Stock represented by each properly executed Proxy Card will be voted at the Annual Meeting in the manner directed therein by the shareholder signing such Proxy Card. The Proxy Card provides space for a shareholder to vote for the nominee, or to withhold authority to vote for the nominee, for the Board. The nominee for election as a director is to be elected by a plurality of the votes cast at the Annual Meeting. With respect to any other matter that may properly be brought before the Annual Meeting, the affirmative vote of a majority of the votes cast by shareholders entitled to vote thereon is required to take action, unless a greater percentage is required either by law or by the Company's Restated Certificate of Incorporation or By-laws. In determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included. Abstentions will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast. Accordingly, abstentions will have no effect on the vote. Similarly, where brokers submit proxies but are prohibited and thus refrain from exercising discretionary authority in voting shares on certain matters for beneficial owners who have not provided voting instructions with respect to such matters (commonly referred to as

"broker non-votes"), those shares will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast as to such matters and thus will have no effect on the vote.

        If a signed Proxy Card is returned and the shareholder has given no direction with respect to a voting matter, the shares will be voted with respect to that matter by the proxy agents as recommended by the Board or its Executive Committee. Execution and return of the enclosed Proxy Card will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder that executes and returns a Proxy Card has the right to revoke it by giving notice of revocation to the Secretary of the Company at any time before the proxy is voted.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                 AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of March 19, 2003 (or as of such other dates as are indicated in footnotes 6 through 11 to such table) with respect to shares of Common Stock beneficially owned by each director of the Company, by each executive officer of the Company named in the Summary Compensation Table under "Executive Compensation," by all directors and executive officers of the Company as a group and by each person believed by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Except as indicated below, the Company understands that the shareholders listed in such table have sole voting and investment power with respect to the shares owned by them. The number of shares in the table below includes shares issuable upon the exercise of outstanding stock options to the extent that such options are exercisable by the director, executive officer or shareholder on or within 60 days after March 19, 2003. In the case of directors and executive officers, the information below has been provided by such persons at the request of the Company.

                                                                             PERCENT OF
                                                       NUMBER OF SHARES     COMMON STOCK
       NAME OF INDIVIDUAL OR IDENTITY OF GROUP          OF COMMON STOCK      OUTSTANDING
       ---------------------------------------         ----------------     ------------
DIRECTORS AND EXECUTIVE OFFICERS:

Edward B. Cloues, II (1)(2) .....................             235,745            9.3
Richard J. Pinola (1)............................              27,744            1.1
Ronald R. Remick (1)(3)..........................              24,525            1.0
Kevin C. Bowen (1)...............................              23,727              *
Lukas Guenthardt (1)(4)..........................              22,729              *
Norman Cohen (1).................................              12,219              *
Robert A. Engel (1)..............................               6,500              *
Edward T. Hurd (1)...............................               2,000              *
All directors and executive officers as a group
 (10 persons) (5)................................             355,189           13.7

OTHER 5% SHAREHOLDERS:

Heartland Advisors, Inc. (6).....................             275,900           11.3
T. Rowe Price Associates, Inc. (7)...............             256,323           10.5
Robert E. Robotti (8)............................             214,355            8.8
Paradigm Capital Management Inc. (9).............             196,977            8.1
FleetBoston Financial Corporation (10)...........             145,337            6.0
Dimensional Fund Advisors Inc. (11)..............             135,100            5.6

--------------
* Less than 1%.

(1) Includes with respect to Mr. Cloues 100,000 shares, Mr. Pinola 15,000 shares, Mr. Remick 15,625 shares, Mr. Bowen 11,500 shares, Mr. Guenthardt 18,000 shares, Mr. Cohen 5,000 shares, Mr. Engel 4,000 shares and Mr. Hurd 1,000 shares, all of which shares are subject to presently exercisable options.

(2) Includes 60,385 shares as to which Mr. Cloues shares investment and voting power with Jan Beebe, the beneficial owner, by power of attorney. Mr. Cloues does not have an economic interest in such shares, is not related to Mrs. Beebe and disclaims beneficial ownership of such shares. The business address of Mr. Cloues is c/o K-Tron International, Inc., Routes 55 and 553, P.O. Box 888, Pitman, New Jersey 08071.

(3) Includes 4,900 shares as to which Mr. Remick shares investment and voting power with his wife.

(4) Includes 3,354 shares as to which Mr. Guenthardt shares investment and voting power with his wife.

(5)   Includes 170,125 shares subject to presently exercisable options.

(6) As reflected in Amendment No. 4 to Schedule 13G filed February 13, 2003. Such shares may be deemed beneficially owned by (i) Heartland Advisors, Inc. ("Heartland"), a registered investment advisor, and (ii) William J. Nasgovitz, President and principal shareholder of Heartland. Mr. Nasgovitz's position as President and his stock ownership of Heartland could be deemed as conferring upon him voting and/or investment power over the shares Heartland beneficially owns. Heartland has sole dispositive power over all such shares and sole voting power over 200,000 shares. The principal address of Heartland is 789 North Water Street, Milwaukee, Wisconsin 53202.

(7) As reflected in Amendment No. 11 to Schedule 13G filed February 3, 2003. According to T. Rowe Price Associates, Inc. ("Price Associates"), it (i) is a registered investment adviser and (ii) has sole dispositive power over all such shares. These shares are owned by T. Rowe Price Small-Cap Value Fund, Inc. ("Small-Cap Value Fund"), a registered investment company, as to which Price Associates serves as investment adviser with power to direct investments. According to Small-Cap Value Fund, it has sole voting power over such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares. The principal address of Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202.

(8) As reflected in Amendment No. 2 to Schedule 13G filed February 14, 2003. According to Robert E. Robotti ("Robotti"), he has shared voting power and shared dispositive power over all such shares as a result of (i) Robotti's ownership of Robotti & Company, Incorporated ("Robotti & Company"), a registered broker-dealer and a registered investment advisor, which directly owns 100 shares and beneficially holds 154,655 shares by virtue of the investment discretion Robotti & Company has over the accounts of its brokerage customers and advisory clients and (ii) Robotti's position as the Managing Member of the General Partner of The Ravenswood Investment Company, L.P., which owns 59,600 shares. The principal address of Robotti is c/o Robotti & Company, Incorporated, 52 Vanderbilt Avenue, Suite 503, New York, New York 10017.

(9) As reflected in Amendment No. 7 to Schedule 13G filed February 14, 2003. According to Paradigm Capital Management Inc. ("Paradigm"), it (i) is a registered investment adviser and (ii) has shared voting power and shared dispositive power over all such shares. The principal address of Paradigm is Nine Elk Street, Albany, New York 12207.

(10) As reflected in Amendment No. 2 to Schedule 13G filed February 14, 2003. According to FleetBoston Financial Corporation ("Fleet"), it (i) is a parent holding company or control person and (ii) has sole dispositive power over all such shares and sole voting power over 109,897 shares. The principal address of Fleet is 100 Federal Street, Boston, Massachusetts 02110.

(11) As reflected in an amendment to Schedule 13G filed February 10, 2003. Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of

      1940 and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor and investment manager, Dimensional possesses voting and/or investment power over all 135,100 shares. The Funds own all securities reported in the amendment, and Dimensional disclaims beneficial ownership of such securities. The principal address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

RELATED SHAREHOLDER MATTERS

        The following table sets forth certain information as of the end of the Company's fiscal year (December 28, 2002) with respect to the Company's compensation plans under which equity securities are authorized for issuance.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                             NUMBER OF SECURITIES REMAINING
                      NUMBER OF SECURITIES           WEIGHTED-AVERAGE        AVAILABLE FOR FUTURE ISSUANCE
                   TO BE ISSUED UPON EXERCISE       EXERCISE PRICE OF       UNDER EQUITY COMPENSATION PLANS
                    OF OUTSTANDING OPTIONS,        OUTSTANDING OPTIONS,         (EXCLUDING SECURITIES
  PLAN CATEGORY       WARRANTS AND RIGHTS          WARRANTS AND RIGHTS         REFLECTED IN COLUMN (A))
  -------------    --------------------------      --------------------     -------------------------------
                              (A)                         (B)                            (C)
Equity
compensation
plans approved
by security
holders                    425,767                   $   14.01                        191,169

Equity
compensation
plans not
approved by
security holders                 0                   $    0.00                              0

Total                      425,767                   $   14.01                        191,169

                          MATTERS CONCERNING DIRECTORS

ELECTION OF DIRECTORS

        The Board currently consists of five directors and is classified with respect to terms of office into four classes. The Class II director elected at the Annual Meeting will serve until the 2007 annual meeting of shareholders and until such director's successor has been elected and qualified, except in the event of such director's earlier death, resignation or removal. The terms of office of the Class I, Class III and Class IV directors will expire at the annual meetings to be held in 2006, 2004 and 2005, respectively, upon the election and qualification of their successors.

        The Board has nominated Mr. Robert A. Engel for election as the Class II director. Mr. Engel currently is a director of the Company. The persons named as proxy agents in the enclosed Proxy Card intend (unless instructed otherwise by a shareholder) to vote for the election of Mr. Engel as the Class II director. In the event that the nominee should become unable to accept nomination or election (a circumstance that the Board does not expect), the proxy agents intend to vote for any alternate nominee designated by the Board or its Executive Committee or, in the discretion of the Board or its Executive Committee, the position may be left vacant.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE CLASS II NOMINEE.

        Set forth below is certain information with respect to the nominee for director and each other person currently serving as a director of the Company whose term of office will continue after the Annual Meeting, including the class and term of office of each such person. This information has been provided by each director at the request of the Company.

        Class I -- Director with Term Continuing until 2006

        EDWARD T. HURD. Mr. Hurd has been a director since January 2002 and was reelected at the 2002 annual meeting of shareholders. Mr. Hurd is a principal in three consulting firms: Hurd Consulting, focusing on high technology business management (1996 to present); Curry & Hurd, specializing in acquisitions and divestitures and the management of distressed businesses (2001 to present); and Customer Valunomics, which evaluates customer relationships and loyalty (2000 to present). From 1996 to January 2000, he served as a consultant to and Chairman of the Board of Moore Products Company. From 1990 to 1996, Mr. Hurd was the President of Honeywell Industrial, a division of Honeywell Incorporated that specialized in turnkey systems for process automation applications and distributed computer automation systems. Mr. Hurd is 64 years of age.

        Class II -- Nominee for Term Continuing until 2007

        ROBERT A. ENGEL. Mr. Engel has been a director since 1999, when he was elected at the 1999 annual meeting of shareholders. Since 1999, Mr. Engel has been a Managing Director and Head of Investment Banking of Gleacher & Co. LLC, a financial advisory and investment banking firm. From 1995 to 1999, Mr. Engel was the Managing Director-Head of Mergers and Acquisitions of Gleacher NatWest Inc., a predecessor firm. From 1986 to 1995, he worked in various capacities at the investment banking firms of Gleacher & Co., Inc., C. J. Lawrence, Morgan Grenfell, Inc. and Morgan Grenfell & Co. Ltd. Mr. Engel is 39 years of age.

        Class III--Directors with Terms Continuing until 2004

        NORMAN COHEN. Mr. Cohen has been a director since 1974 and was most recently reelected at the 2000 annual meeting of shareholders. From 1993 to June 1999, he was Chairman and Chief Executive Officer of Creative Contracting Associates, Inc., a clothing manufacturer, and he was a consultant to Maggy London International, a clothing company, from 1999 until his retirement in June 2000. Mr. Cohen is 76 years of age.

        RICHARD J. PINOLA. Mr. Pinola has been a director since January 1994 and was most recently reelected at the 2000 annual meeting of shareholders. Since January 1994, he has served as Chairman and Chief Executive Officer of Right Management Consultants, Inc., a publicly-held global consulting firm specializing in career transition and organizational consulting services, and from June 1992 through December 1993, he was President and Chief Executive Officer of that company. Prior to joining Right Management Consultants, Inc., Mr. Pinola was President and Chief Operating Officer of Penn Mutual Life Insurance Company from March 1988 through September 1991 and a consultant from September 1991 until June 1992. He serves as a director of Right Management Consultants, Inc. Mr. Pinola is 57 years of age.

        Class IV--Director with Term Continuing until 2005

        EDWARD B. CLOUES, II. Mr. Cloues has been a director since July 1985 and was most recently reelected at the 2001 annual meeting of shareholders. He became Chairman of the Board and Chief Executive Officer of the Company on January 5, 1998. Prior to joining the Company in 1998, Mr. Cloues was a partner in the law firm of Morgan, Lewis & Bockius LLP, which is the Company's principal outside counsel. He is also a director and non-executive Chairman of the Board of AMREP Corporation and a director of Penn Virginia Corporation and Penn Virginia Resource GP, LLC, the general partner of Penn Virginia Resource Partners, L.P. Mr. Cloues is 55 years of age.

COMMITTEES AND MEETINGS

        The Board has an Executive Committee, an Audit Committee and a Compensation and Human Resources Committee. The members of the Compensation and Human Resources Committee also constitute the members of the two committees that administer the Company's equity compensation plans (collectively, the "Stock Option Committee"). During fiscal year 2002, the Board held six meetings (including one by telephone conference), the Audit Committee held three meetings (including one by telephone conference), the Compensation and Human Resources Committee held two meetings (including one by telephone conference), the Stock Option Committee did not meet separately from the Compensation and Human Resources Committee and the Executive Committee met once by telephone conference. Each director attended at least 75% of the aggregate of the fiscal year 2002 meetings of the Board and of the Board committee or committees on which he served during the year. The Company had a Nominating Committee until the death of one its members in 2001; since that time, the full Board has assumed the responsibilities of the Nominating Committee.

        The Executive Committee is empowered to exercise all powers of the Board, except action on dividends and certain other matters that cannot by law be delegated by the Board, during the periods between regular Board meetings. The primary duties and responsibilities of the Audit Committee are to serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems, review the independence and performance of the Company's independent accountants, and provide an open avenue of communication among the independent accountants, financial and senior management of the Company and the Board. The Compensation and Human Resources Committee recommends to the Board the annual salary of the Company's chief executive officer and approves the granting of any bonus to the chief executive officer, reviews and takes action on the chief executive officer's recommendations regarding the appropriate compensation of the Company's other executive officers and also of any other direct reports to the chief executive officer, approves the granting of any bonuses to such officers and direct reports and the total size of any Company-wide bonus pool, reviews other compensation and personnel development matters generally and recommends to the Board the compensation of non-employee directors. The Nominating Committee's principal duties, which have been assumed by the full Board as indicated above, are to recommend to the Board nominees for election as directors, changes in the membership of the committees of the Board and the membership of any newly-created Board committee. The Stock Option Committee is responsible for administering the Company's 1996 Equity Compensation Plan and another stock option plan that has expired (but under which there remain outstanding stock options).

        The current members of the Executive Committee are Messrs. Cloues (Chairman) and Cohen; of the Audit Committee, Messrs. Pinola (Chairman), Engel and Hurd; of the Compensation and Human Resources Committee, Messrs. Cohen (Chairman) and Pinola; and of the Stock Option Committee, Messrs. Cohen and Pinola.

STANDARD COMPENSATION ARRANGEMENTS

        Directors who are not employees of the Company receive an annual retainer of $15,000 (effective as of July 1, 2002), a $2,000 annual retainer for each membership on the Audit Committee and the Compensation and Human Resources Committee, a $1,000 annual retainer for membership on the Executive Committee, $1,000 for each Board meeting attended and $750 for each Executive Committee meeting attended provided that, in the case of an Executive Committee meeting, such meeting either requires substantial preparation or lasts for two hours or more. In addition, the chairman of the Audit Committee and the chairman of the Compensation and Human Resources Committee are each paid an additional $1,500 for their service in such capacities. All retainers are paid on a prorated bi-monthly basis. Directors generally do not receive compensation for their participation in telephone meetings or for attendance at other committee meetings. Under the 1996 Equity Compensation Plan, non-employee directors are eligible to receive stock options and, unless the Stock Option Committee determines otherwise (which has not been the case in the past), on the date of each annual meeting of shareholders of the Company, each non-employee director receives a stock option grant to purchase 1,000 shares of Common Stock with an option price per share equal to the fair market value of a share of Common Stock on that date. Such options are fully vested on the date of grant and have a ten-year term.

SHARE OWNERSHIP GUIDELINE

        Each non-employee director is required to own shares of Common Stock with a value, at the greater of cost or market, equal to $50,000. As for any newly-elected director, this requirement may be phased in over a period of time to be determined by the Board. All directors are in compliance with this guideline with the exception of the two most recently-elected directors, Messrs. Engel and Hurd, who as of March 19, 2003 owned 2,500 shares and 1,000 shares, respectively.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS

        Article Ninth of the Restated Certificate of Incorporation of the Company provides that no person may be nominated for election as a director by a shareholder at an annual or special meeting unless written notice of such shareholder's intent to make such nomination has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company at the principal executive offices of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Company if so elected. The Board may, in its discretion, consider nominees for the Board who are recommended by a shareholder according to the foregoing procedure, but it is not obligated to do so, and the chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with such procedure.

                             EXECUTIVE COMPENSATION

COMPENSATION

        The following table sets forth certain information with respect to compensation earned during fiscal years 2002, 2001 and 2000 by the Company's chief executive officer and the Company's other executive officers whose salary and bonus from the Company or any subsidiary exceeded $100,000 in the aggregate in fiscal year 2002 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE



                                                                                        LONG-TERM COMPENSATION
                                                                                      ---------------------------
                                                                                                 AWARDS
                                                                                      ---------------------------
                                                                                       NET VALUE
                                                    ANNUAL  COMPENSATION                  OF            NUMBER OF
                                         ----------------------------------------     RESTRICTED          STOCK
    NAME AND                                                       OTHER ANNUAL          STOCK           OPTIONS      ALL OTHER
PRINCIPAL POSITION                YEAR    SALARY      BONUS       COMPENSATION(1)      GRANTS(2)         GRANTED   COMPENSATION(3)
------------------                ----   --------   --------      ---------------     -----------       ---------  ---------------

Edward B. Cloues, II...........   2002   $443,400   $168,750       $15,005(4)               $0               0         $39,771
  Chief Executive Officer         2001    436,800          0        14,299(4)           48,800          40,000          32,909
  and Chairman of the Board       2000    420,000          0        15,885(4)                0               0          38,958

Kevin C. Bowen.................   2002   $213,150    $51,900          $319(4)               $0               0         $20,336
  Senior Vice President,          2001    210,000          0           332(4)           24,400          20,000          19,476
  Feeder Group and President      2000    188,563          0           243(4)                0               0          16,631
  and Chief Executive
  Officer of K-Tron
  America, Inc.

Ronald R. Remick...............   2002   $193,875    $47,200        $1,111(4)               $0               0         $24,541
  Senior Vice President,          2001    191,000          0         1,362(4)           24,400          25,000          20,127
  Chief Financial Officer and     2000    178,500          0           744(4)                0           7,500          13,604
  Treasurer

Lukas Guenthardt...............   2002   $188,300    $45,850          $155(4)               $0               0         $14,605
  Senior Vice President,          2001    185,500          0           158(4)           24,400          20,000          14,724
  Pneumatic Conveying             2000    173,250          0           162(4)                0               0          24,949
  Group and Chief Strategy
  Officer

----------------

(1) In fiscal years 2002, 2001 and 2000, no Named Executive Officer received perquisites or other personal benefits, securities or property that exceeded the lesser of $50,000 or 10% of such Named Executive Officer's salary and bonus.

(2) As of the end of fiscal year 2001, Mr. Cloues held 4,000 shares of restricted Common Stock valued at $41,000, and each of Messrs. Bowen, Remick and Guenthardt held 2,000 shares of restricted Common Stock valued at $20,500. The restriction on such shares of restricted Common Stock, which were issued in fiscal year 2001 to the Named Executive Officers, lapsed on November 1, 2002 since such individuals were employed by the Company on that date.

(3)     The amounts disclosed in this column include:

        (a) Company and subsidiary contributions under the thrift portion of Company's 401(k) Profit-Sharing and Thrift Plan on behalf of the following Named Executive Officers: For fiscal year 2002 - Mr. Cloues $11,000, Mr. Bowen $11,000, Mr. Remick $11,000 and Mr. Guenthardt $11,000. For fiscal year 2001 - Mr. Cloues $10,200, Mr. Bowen $10,200,
        Mr. Remick $10,200 and Mr. Guenthardt $10,200. For fiscal year 2000 - Mr. Cloues $10,200, Mr. Bowen $10,200, Mr. Remick $10,200 and Mr. Guenthardt $10,200. No contributions were made under the profit-sharing portion of the plan in any of these years.

        (b) Company and subsidiary payments for supplemental health insurance on behalf of the following Named Executive Officers: For fiscal year 2002 - Mr. Cloues $9,557, Mr. Bowen $8,040, Mr. Remick $11,111 and Mr. Guenthardt $3,073. For fiscal year 2001 - Mr. Cloues $4,767, Mr. Bowen $7,971, Mr. Remick $7,153 and Mr. Guenthardt $3,992. For fiscal year 2000 - Mr. Cloues $9,057, Mr. Bowen $5,256, Mr. Remick $1,590 and Mr.
        Guenthardt $14,217.

        (c) Company and subsidiary payments of premiums for additional group term life insurance on behalf of the following Named Executive Officers:
        For fiscal year 2002 - Mr. Cloues $1,075, Mr. Bowen $451, Mr. Remick $1,720 and Mr. Guenthardt $240. For fiscal year 2001 - Mr. Cloues $552, Mr. Bowen $460, Mr. Remick $2,064 and Mr. Guenthardt $240. For fiscal year 2000 - Mr. Cloues $552, Mr. Bowen $330, Mr. Remick $1,104 and Mr. Guenthardt $240.

        (d) Company and subsidiary payments of premiums for additional life insurance on behalf of the following Named Executive Officers: For fiscal year 2002 - Mr. Cloues $3,669, Mr. Bowen $845, Mr. Remick $710 and Mr. Guenthardt $292. For fiscal year 2001 - Mr. Cloues $3,393, Mr. Bowen $845, Mr. Remick $710 and Mr. Guenthardt $292. For fiscal year 2000 - Mr. Cloues $4,185, Mr. Bowen $845, Mr. Remick $710 and Mr. Guenthardt $292.

        (e) Company payments of premiums for additional disability insurance on behalf of the following Named Executive Officer: For fiscal year 2002 - Mr. Cloues $14,470. For fiscal year 2001 - Mr. Cloues $13,997. For fiscal year 2000 - Mr. Cloues $14,994.

(4) Represents amounts reimbursed to certain Named Executive Officers for estimated income taxes incurred with respect to additional life and disability insurance purchased on their behalf.

        On March 14, 2003, the Board designated John D. Whalen, Chairman and Chief Executive Officer of Pennsylvania Crusher Corporation, and Donald W. Melchiorre, President and Chief Operating Officer of Pennsylvania Crusher Corporation, executive officers of the Company. Pennsylvania Crusher Corporation was acquired by the Company on January 2, 2003. It is anticipated that Messrs. Whalen and Melchiorre will be Named Executive Officers in the Company's proxy statement for its annual meeting of shareholders in 2004. The current base salaries for Messrs. Whalen and Melchiorre are $252,668 and $200,000, respectively. As of March 19, 2003, neither Mr. Whalen nor Mr. Melchiorre beneficially owned any Common Stock.

OPTION GRANTS

        There were no stock options granted to any of the Named Executive Officers during the fiscal year ended December 28, 2002.

FISCAL YEAR-END VALUES

        The following table sets forth certain information regarding the number and value of stock options held at December 28, 2002 by the Named Executive Officers. None of the Named Executive Officers exercised any options during the fiscal year ended December 28, 2002.

                     AGGREGATE FISCAL YEAR-END OPTION VALUES

                                NUMBER OF                           VALUE OF
                               UNEXERCISED                    UNEXERCISED IN-THE-
                                OPTIONS AT                      MONEY OPTIONS AT
                            DECEMBER 28, 2002                DECEMBER 28, 2002 (1)
                       ----------------------------      -----------------------------
NAME                   EXERCISABLE    UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
----                   -----------    -------------      -----------     -------------
Edward B. Cloues, II     100,000          40,000                --          $36,000
Kevin C. Bowen.....       13,500          45,000            $46,225         $18,000
Ronald R. Remick...       10,625          29,375                --          $18,000
Lukas Guenthardt...       18,000          45,000            $63,425         $18,000

------------------

(1) Based on the closing price ($13.10 per share) of the Common Stock as quoted on the Nasdaq National Market on the last trading day of the Company's fiscal year, December 27, 2002, net of the option exercise price.

CERTAIN EMPLOYMENT AGREEMENTS

        Messrs. Bowen, Remick and Guenthardt were employed by the Company or a subsidiary during fiscal year 2002 under employment agreements with the Company (the "Employment Agreements"). Under the Employment Agreements, Messrs. Bowen, Remick and Guenthardt are entitled to receive a base salary, which may be increased from time to time, and such additional compensation and bonus payments as may be awarded to them. During all of fiscal year 2001 and the first half of fiscal year 2002, the annual base salaries for Messrs. Bowen, Remick and Guenthardt were $210,000, $191,000 and $185,500, respectively. Effective July 1, 2002, the Compensation and Human Resources Committee (the "Compensation Committee") approved a three percent increase in the annual base salaries for Messrs. Bowen, Remick and Guenthardt to $216,300, $196,750 and $191,100, respectively, and on February 13, 2003, the Compensation Committee approved an additional three percent increase to $222,800, $202,650 and $196,850, respectively, effective March 31, 2003. The Company's obligation to pay such base salaries is subject to its right to reduce them in the event reductions are generally being made for other officers of the Company or its subsidiaries holding comparable positions.

        Each of the Employment Agreements provides that either the Company or the employee may terminate the employment term thereunder upon not less than one year's prior written notice. Such employment terms are also subject to termination by reason of the employee's death or disability or by the Board at any time for "cause" as specified in the Employment Agreements. In addition, the Company has the right to terminate any of Messrs. Bowen, Remick or Guenthardt at any time without cause by paying him a lump sum amount equal to 100% of his then-annual base salary or, if the previously described one-year notice of termination has already been given by the Company to him, the portion thereof relating to the balance of the employment term.

        Mr. Cloues was employed by the Company during fiscal year 2002 under an employment agreement with the Company pursuant to which he served as the Company's Chairman of the Board and Chief Executive Officer. During all of fiscal year 2001 and the first half of fiscal year 2002, Mr. Cloues' annual base salary was $436,800. Upon the recommendation of the Compensation Committee, the Board approved a three percent increase in the annual base salary of Mr. Cloues to $450,000, effective July 1, 2002, and on March 14, 2003, the Board approved an additional three percent increase to $463,500 as of March 31, 2003.

        Mr. Cloues' employment agreement provides that he can terminate the agreement upon not less than 90 days' prior written notice. The Company may terminate the employment term without cause upon not less than 30 days' prior written notice to Mr. Cloues, in which case Mr. Cloues would be entitled to a lump sum payment equal to 200% of his then-annual base salary. Mr. Cloues' employment term is also subject to termination by reason of his death or disability or by the Board at any time for "cause" as specified in his employment agreement. In addition, Mr. Cloues' employment agreement includes provisions relating to a termination of employment upon a "change of control" (as specified in his employment agreement). These provisions apply to a termination of employment upon or within one year after a "change of control" which, if such termination was initiated by the Company or any successor thereto, was for any reason other than death, disability or "cause" or which, if such termination was initiated by Mr. Cloues, was at his sole discretion without regard to reason. In the event of the termination of employment of Mr. Cloues upon a "change of control" under any of these circumstances, his employment agreement provides that, subject to certain limitations, the Company would pay him (i) an amount equal to three times his annual base salary in effect either immediately prior to the termination of employment or immediately prior to the "change of control," whichever is higher, and (ii) unless Mr. Cloues notifies the Company in writing that he intends to retain his options, an amount equal to the spread (the excess of market value over exercise price) on any stock options then held by him, whether or not such options were exercisable at the date of termination.

        NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE FOLLOWING REPORTS OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE AND OF THE AUDIT COMMITTEE AND THE PERFORMANCE GRAPH ON PAGE 15 SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                           REPORT OF THE COMPENSATION
                          AND HUMAN RESOURCES COMMITTEE

        As members of the Compensation and Human Resources Committee (the "Compensation Committee"), it is our duty to review the compensation paid to the Company's Named Executive Officers and the other material benefits received by them, to recommend to the full Board the annual base salary of the Company's Chief Executive Officer, to approve the annual base salaries of the other Named Executive Officers and direct reports to the Chief Executive Officer, to approve all bonuses and other material compensation granted to the Chief Executive Officer and other Named Executive Officers and direct reports to the Chief Executive Officer and to approve the total amount of all bonuses paid by the Company under any Company-wide bonus or other incentive compensation program. In addition, we also constitute the committee (the "Stock Option Committee") that administers the Company's equity compensation plans, including the granting of stock options, stock appreciation rights and restricted stock to officers and other employees of the Company. These duties and the other responsibilities of the Compensation Committee are more fully described on page 6 of this Proxy Statement under the caption "Matters Concerning Directors - Committees and Meetings." In fulfilling these duties and responsibilities, it is the Compensation Committee's goal to have a policy that will enable the Company to attract, retain and reward senior officers who contribute to both its short-term and long-term success. Both members of the Compensation Committee are independent directors.

        The Company's compensation policy for executive officers is to pay competitively and to be fair and equitable in the administration of pay. This is the same policy applicable to all employees of the Company. The Company seeks to balance the compensation paid to a particular individual with the compensation paid to other executives holding comparable positions both inside the Company and at other similar companies.

        The granting of bonuses on an annual basis is subjective and is based on a number of factors, including the individual's performance and the financial performance of the Company and its various business units during the fiscal year. No bonuses were paid in either fiscal year 2001 or fiscal year 2000. For fiscal year 2002, the Compensation Committee approved an overall cash bonus pool for all employees of the Company of approximately $993,000, based in large part on the Company's increase in earnings per share from $0.43 in fiscal year 2001 to

$1.33 in fiscal year 2002. All bonuses were paid in cash, and, except for the Chief Executive Officer, each Named Executive Officer's award was based on the Chief Executive Officer's recommendation to the Compensation Committee.

        Edward B. Cloues, II, the Company's Chief Executive Officer, received a $168,750 bonus for fiscal year 2002, which was equal to 37.5% of his base salary at the end of the year. Mr. Cloues' bonus reflected the Compensation Committee's recognition of the key role that he played during fiscal years 2001 (when no bonuses were awarded) and 2002, particularly in connection with the sale of the Hasler heavy feeder business in July 2001, the implementation of major cost reduction initiatives in the second half of 2001, the sharply improved financial performance of the Company in fiscal year 2002 despite a weak capital equipment spending environment and the acquisition of Pennsylvania Crusher Corporation on January 2, 2003. The awards made to the other three Named Executive Officers of the Company were recommended by Mr. Cloues and approved by the Compensation Committee, and they equaled approximately 24% of each of their base salaries at the end of 2002.

        As with bonuses, the decisions of the Compensation Committee regarding salaries are subjective and not based on any list of specific criteria. In 2002, the Compensation Committee accepted the Chief Executive Officer's recommendation that his salary, along with the salaries of Messrs. Bowen, Remick and Guenthardt and the other employees of the Company, not be increased from the January 1, 2001 level for the first six months of fiscal year 2002 except, in the case of other employees, for promotions or other exceptional circumstances. In the second quarter of fiscal year 2002, the Compensation Committee accepted the Chief Executive Officer's recommendation that the salaries of Messrs. Bowen, Remick and Guenthardt be increased by three percent effective as of July 1, 2002 and also that future salary adjustments be determined during the first quarter of a year and made effective at the beginning of the second quarter. The Chief Executive Officer's recommendation to increase the base salaries of Messrs. Bowen, Remick and Guenthardt was based upon his assessment of their contributions to the Company since January 1, 2001. The Compensation Committee also recommended to the Board a three percent salary increase for the Chief Executive Officer, which was subsequently approved by the Board. The recommendation of the Compensation Committee to increase the base salary of Mr. Cloues was based upon its assessment of his contributions to the Company since January 1, 2001, including the sale of the Hasler heavy feeder business in July 2001 and the implementation of cost reduction initiatives in the second half of 2001. The Company's Chief Executive Officer, Edward B. Cloues, II, had an annual base salary of $436,800 from January 1, 2001 until July 1, 2002 and an annual base salary of $450,000 effective as of July 1, 2002. The annual base salaries of the other three Named Executive Officers during fiscal years 2001 and 2002 were as follows: Mr. Bowen, $210,000 prior to July 1, 2002 and $216,300 effective as of July 1, 2002; Mr. Remick, $191,000 prior to July 1, 2002 and $196,750 effective as of July 1, 2002; and Mr. Guenthardt, $185,500 prior to July 1, 2002 and $191,100 effective as of July 1, 2002.

        In the first quarter of fiscal year 2003, the Compensation Committee accepted the recommendation of the Chief Executive Officer and increased the annual base salaries of Messrs. Bowen, Remick and Guenthardt by another three percent, effective March 31, 2003, to $222,800, $202,650 and $196,850,
respectively. At the same time, the Compensation Committee recommended to the Board that Mr. Cloues' annual base salary be increased by three percent to $463,500, also effective March 31, 2003, and this recommendation was approved by the Board. The Compensation Committee accepted the Chief Executive Officer's salary recommendations for Messrs. Bowen, Remick and Guenthardt, which were based on many of the same factors considered by the Chief Executive Officer in making his bonus award recommendations for 2002. The same was also true of the factors that the Compensation Committee took into account in determining the Chief Executive Officer's salary as of March 31, 2003.

        As stated above, the members of the Compensation Committee also serve as the members of the Stock Option Committee that administers the 1996 Equity Compensation Plan providing for grants of stock options, stock appreciation rights and restricted stock. The purpose of such grants is to provide an additional incentive to key employees to work to maximize shareholder value, and vesting periods may be utilized to encourage such employees to remain with the Company. Such grants are entirely at the discretion of the Stock Option Committee, including their timing, the recipients thereof and the number of shares underlying any particular grant. No stock options, stock appreciation rights or restricted stock awards were granted to any Named Executive Officer or to any other Company employee in fiscal year 2002.

        In summary, we believe that the combination of salary and bonus received by each of the Named Executive Officers for fiscal year 2002 was reasonable in view of their duties and responsibilities and their past and anticipated future contributions to the Company.

        For fiscal year 2003, the Compensation Committee has not adopted or made any recommendation to the full Board regarding a bonus or other incentive compensation program, but it is anticipated that the same principles that applied to the program in fiscal year 2002 will likely apply in fiscal year 2003. Furthermore, it is contemplated that any stock options or awards that may be granted will be granted on a case-by-case basis, as and when deemed appropriate, rather than as part of any specific program.

                   COMPENSATION AND HUMAN RESOURCES COMMITTEE

                             Norman Cohen, Chairman
                                Richard J. Pinola

March 14, 2003


                          REPORT OF THE AUDIT COMMITTEE

        The Audit Committee operates pursuant to a formal written charter that was approved and adopted by the Board on May 15, 2000. In accordance with that charter, all of the members of the Audit Committee are independent directors, and the Audit Committee considered the adequacy of the charter during fiscal year 2002 and determined that no changes were necessary at that time.

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited consolidated financial statements to be contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2002 with the Company's management and also with KPMG LLP, the Company's independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

        The Audit Committee has also discussed with KPMG LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended. Furthermore, the Audit Committee has received the written disclosures and the letter from KPMG LLP that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with KPMG LLP that firm's independence from the Company and its management.

AUDIT FEES

        The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the year ended December 28, 2002 and the reviews of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q for the year ended December 28, 2002 were $123,700.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

        There were no fees billed for any professional services rendered by KPMG LLP during fiscal year 2002 relating to financial information systems design and implementation, nor were any such services rendered.

ALL OTHER FEES

        The aggregate fees billed for all other services rendered by KPMG LLP during fiscal year 2002, other than the services referred to above under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees," were $24,500, and such other fees were for the preparation of the Company's U.S. federal and certain state and foreign income tax returns and for tax advice given to the Company.

        After considering the provision of services encompassed within the above disclosures about fees (under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees"), the Audit Committee has determined that the provision of such services was and is compatible with maintaining KPMG LLP's independence.

        Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2002 to be filed with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE

                           Richard J. Pinola, Chairman
                                 Robert A. Engel
                                 Edward T. Hurd

March 14, 2003

                                PERFORMANCE GRAPH

        The following line graph compares the yearly change in the cumulative total shareholder return on the Common Stock for the past five fiscal years with the cumulative total return of the Standard & Poor's 500 Stock Index (the "S&P 500") and the Dow Jones Factory Equipment Industry Group, which is described more fully below (the "Factory Equipment Group"). The graph assumes that $100 was invested at the end of fiscal year 1997 in the Common Stock, the S&P 500 and the Factory Equipment Group. Dividend reinvestment has been assumed and, with respect to companies in the Factory Equipment Group, the returns of such companies have been weighted at each measurement point to reflect relative stock market capitalization.

                               [PERFORMANCE GRAPH]




                    ASSUMES $100 INVESTED ON JANUARY 2, 1998
                          ASSUMES DIVIDENDS REINVESTED


                            01/02/1998  12/31/1998 12/31/1999  12/29/2000  12/28/2001 12/27/2002
                            ----------  ---------- ----------  ----------  ---------- ----------
K-Tron International, Inc.    100.00      107.25       78.26     106.52        59.42      75.94
Factory Equipment Group       100.00       73.06       70.35      63.89        63.60      53.30
S&P 500                       100.00      128.58      155.64     141.46       124.65      97.10

        The Factory Equipment Group is not a "published industry or line-of-business index" as that term is defined by Securities and Exchange Commission regulations. Accordingly, the Factory Equipment Group is considered a "peer index," and the identity of the companies used in the index is as follows:
Baldwin Technology Company, Inc. Class A, BNS Co. Class A, BTU International, Inc., Farrel Corporation, Flow International Corporation, Gardner Denver, Inc., Hardinge Inc., Hurco Companies, Inc., K-Tron International, Inc., Kadant Inc., Key Technology, Inc., McClain Industries, Inc., Metso Corporation, Milacron Inc., Nordson Corporation, Paragon Technologies, Inc., Paul Mueller Company, Presstek, Inc., Quipp, Inc., Regal-Beloit Corporation, Riviera Tool Company, Selas Corporation of America and Trikon Technologies, Inc.

                         INDEPENDENT PUBLIC ACCOUNTANTS

        On June 22, 2002, the Board, following a recommendation of the Audit Committee, decided to no longer engage Arthur Andersen LLP ("Andersen") as the Company's independent public accountants and auditors and engaged KPMG LLP to serve as the Company's independent public accountants and auditors for the fiscal year ending December 28, 2002. Andersen audited the Company's financial statements for fiscal years 2001 and 2000 and had been the Company's independent public accountants and auditors since 1994.

        Andersen's reports on the Company's consolidated financial statements as of and for each of the fiscal years ended December 29, 2001 and December 30, 2000 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal years ended December 29, 2001 and December 30, 2000 and through June 22, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with any of its reports on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        The Company disclosed the foregoing information on a Current Report on Form 8-K dated June 22, 2002 (the "Form 8-K"). The Company provided Andersen with a copy of the foregoing disclosure and requested Andersen to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Andersen agreed with the statements by the Company in the foregoing disclosure and, if not, stating the respects in which it did not agree. Andersen's letter stated that it had read the pertinent paragraphs of the Form 8-K and was in agreement with the statements contained therein. Andersen's letter was filed as an exhibit to the Form 8-K.

        During the fiscal years ended December 29, 2001 and December 30, 2000 and through June 22, 2002, the Company had not consulted with KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

        The retention of KPMG LLP to serve as the Company's independent public accountants and auditors for the current year has not yet been considered by the Board, but it is management's expectation that KPMG LLP will be so retained. A representative of KPMG LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

                  SHAREHOLDER PROPOSALS -- 2004 ANNUAL MEETING

        Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. Any proposal which an eligible shareholder desires to have presented at the 2004 annual meeting of shareholders (which is expected to be held on or about May 14, 2004) concerning a proper subject for inclusion in the proxy statement and for consideration at the annual meeting, will be included in the Company's proxy statement and related proxy card if it is received by the Company no later than December 3, 2003.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that directors and certain officers of the Company, and persons who own more than ten percent of the Common Stock, file reports of ownership of Company securities and changes in ownership of Company's securities with the Securities and Exchange Commission. The Company believes that all filings required to be made during fiscal year 2002 were made on a timely basis.

                                  OTHER MATTERS

        The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If, however, other matters properly do come before the meeting, it is the intention of the persons named as proxy agents in the enclosed Proxy Card to vote upon such matters in accordance with the recommendation of the Board of Directors or its Executive Committee.

                                             By Order of the Board of Directors,

                                             Mary E. Vaccara
                                             Secretary

April 4, 2003

                         K-TRON INTERNATIONAL, INC.

                                      PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints EDWARD B. CLOUES, II and NORMAN COHEN, or either of them acting singly in the absence of the other, each with the power to appoint his substitute, the Proxy Agents of the undersigned to attend the Annual Meeting of Shareholders of K-Tron International, Inc. (the "Company") to be held at the Company's principal executive offices at Routes 55 and 553, Pitman, New Jersey, on May 16, 2003, at 10:00 a.m., local time, and any postponements or adjournments thereof, and with all powers the undersigned would possess if personally present, to vote upon the following matters as indicated on the reverse side.

  PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT USING THE
                               ENCLOSED ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                       ANNUAL MEETING OF SHAREHOLDERS OF
                           K-TRON INTERNATIONAL, INC.

                                  MAY 16, 2003

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE FOR CLASS II DIRECTOR. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [ X ]

1.Election of Class II Director         2.In their discretion, the Proxy Agents
                                        are authorized to vote upon such other
[   ] FOR NOMINEE; Robert A. Engel      business that may properly come before
                                        the meeting.
[   ] WITHHELD
                                        THIS PROXY WHEN PROPERLY EXECUTED WILL
                                        BE VOTED IN THE MANNER DIRECTED HEREIN
                                        BY THE UNDERSIGNED SHAREHOLDER. IF NO
                                        INSTRUCTION IS SPECIFIED WITH RESPECT TO
                                        THE MATTER TO BE ACTED UPON, THE SHARES
                                        REPRESENTED BY THE PROXY WILL BE VOTED
                                        FOR THE NOMINEE FOR ELECTION AS THE
                                        CLASS II DIRECTOR. IF ANY OTHER BUSINESS
                                        IS PRESENTED AT THE MEETING, THIS PROXY
                                        CONFERS AUTHORITY TO VOTE AND SHALL BE
                                        VOTED IN ACCORDANCE WITH THE
                                        RECOMMENDATION OF THE BOARD OF DIRECTORS
                                        OF THE COMPANY OR ITS EXECUTIVE
                                        COMMITTEE. THE UNDERSIGNED HEREBY
                                        ACKNOWLEDGES RECEIPT OF THE NOTICE OF
                                        THE ANNUAL MEETING OF SHAREHOLDERS AND
                                        THE RELATED PROXY STATEMENT.

                                        PLEASE MARK, SIGN AND DATE THIS PROXY
                                        CARD AND PROMPTLY RETURN IT USING THE
                                        ENCLOSED ENVELOPE.



To change the address on your account,
please check the box at right and
indicate your new address in the
address space above. Please note that
changes to the registered name(s) on
the account may not be submitted via
this method. [   ]

Signature of Shareholder __________________  Date:________, 2003  Signature of Shareholder__________________  Date:________, 2003

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign partnership name by a duly authorized person.